UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2016

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 4, 2016, Windstream Holdings, Inc (“Windstream”, the “Company”, “we”, “us”, or “our”) issued a press release announcing the Company’s second quarter 2016 consolidated results of operations. The press release presents our unaudited consolidated results of operations measured under generally accepted accounting principles in the United States (“GAAP”) and certain unaudited adjusted results of operations, which are not calculated in accordance with GAAP. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company’s financial statements. The non-GAAP financial measures used by us may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.
The unaudited consolidated results presented on a adjusted basis exclude merger and integration costs associated with strategic transactions and results of operations of disposed non-strategic businesses when compared to measures prepared in accordance with GAAP. Windstream's purpose for excluding merger and integration costs and the operating results of disposed non-strategic businesses is to improve the comparability of results of operations in order to focus on the true earnings capacity associated with providing telecommunication services.
We use adjusted results as a key measure of our operational performance. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.
Our press release, and other communications from time to time, include a non-GAAP measure titled operating income before depreciation and amortization (“OIBDA”). OIBDA can be calculated directly from the Company’s financial statements by taking operating income and adding back depreciation and amortization expense. Management considers OIBDA to be useful to investors because OIBDA provides information specific to the Company’s operating performance.
We also make reference to adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures, which are also non-GAAP measures. In addition to excluding merger and integration costs and the operating results of disposed non-strategic businesses, these non-GAAP measures also adjust for the impact of the restructuring charges, pension costs, share-based compensation expense, and the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing, Inc. (“CS&L”). Adjusted OIBDA and adjusted OIBDAR are included to provide investors with useful information about our operating performance before the impacts of certain non-cash items and to enhance the comparability of operating results for the periods presented.

•
Adjusted OIBDA, defined as OIBDA excluding the impacts of pension costs, restructuring charges, share-based compensation expense, merger and integration costs related to strategic transactions and the operating results of disposed non-strategic businesses and including the annual cash rent payment due under the master lease agreement with CS&L.

•	Adjusted OIBDAR, defined as adjusted OIBDA excluding the impact of the annual cash payment due under the master lease agreement with CS&L.

•
Adjusted free cash flow, defined as operating income plus depreciation and amortization, merger and integration costs, pension costs, share-based compensation expense, restructuring charges, and the annual cash rent payment due under the master lease agreement with CS&L, less capital expenditures, interest paid on long-term debt obligations, income taxes paid, net of refunds, plus cash dividends received on our investment in CS&L common stock. Management believes that adjusted free cash flow provides investors with useful information about the ability of the Company’s core operations to generate cash flow.

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Adjusted capital expenditures, defined as capital expenditures excluding the impacts of capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated August 4, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer

August 4, 2016

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated August 4, 2016

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